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Exhibit 10.1

                                     SECOND
             MODIFICATION OF LOAN AND CONVERTIBLE DEBENTURE PURCHASE
                  AGREEMENTS AND RELATED TRANSACTION DOCUMENTS

         THIS SECOND MODIFICATION OF LOAN AND CONVERTIBLE DEBENTURE PURCHASE AGREEMENTS AND RELATED TRANSACTION DOCUMENTS (this "Agreement"), is made and entered into as of February 25, 2003, between Scores Holding Company, Inc., a corporation organized and existing under the laws of the State of Utah (the "Company"), HEM Mutual Assurance Fund Limited, a Hong Kong corporation ("HEM I"), HEM Mutual Assurance, LLC, a limited liability company ("HEM II") and Kaplan Gottbetter & Levenson, LLP ("Escrow Agent").

         WHEREAS, the Company and HEM I entered into a Loan Agreement dated as of August 7, 2002 (the "Loan Agreement"), pursuant to which HEM I lent to the Company the sum of one million dollars ($1,000,000), which loan is evidenced by a promissory note dated as of August 7, 2002 (the "Promissory Note").

         WHEREAS, Heir Holding Company, Inc., a corporation organized and existing under the laws of the State of Delaware ("Heir"), and a wholly owned subsidiary of the Company, entered into a Convertible Debenture Purchase Agreement under Rule 504 under the Securities Act of 1933 (the "504 Purchase Agreement"), pursuant to which HEM I purchased the Company's 1% Convertible Debenture in the principal amount of one million dollars ($1,000,000) (the "504 Debenture"). The Company has assumed all of Heir's obligations and liabilities under the 504 Purchase Agreement and the 504 Debenture, and for all purposes of this Agreement the Company is considered to be the primary obligor on the 504 Purchase Agreement and the 504 Debenture.

         WHEREAS, the Company and HEM II entered into a Convertible Debenture Purchase Agreement dated as of August 7, 2002 involving a "PIPE" investment (the "PIPE Purchase Agreement"), pursuant to which, among other things, the Company agreed to issue a 1% Convertible Debenture (the "PIPE Debenture") to HEM II at a closing that would occur after certain conditions were met or satisfied.

         WHEREAS, pursuant to the PIPE Purchase Agreement the Company issued a Common Stock Purchase Warrant for five hundred thousand (500,000) shares of the Company's common stock (the "Termination Warrant"), in the name of HEM II and delivered it to Kaplan Gottbetter & Levenson (the "Escrow Agent"), to be held in escrow, pursuant to the terms of an Escrow Agreement dated as of August 7, 2002, among HEM II, the Company and the Escrow Agent (the "Escrow Agreement").

         WHEREAS, pursuant to the PIPE Purchase Agreement the Company and HEM II executed a Special Registration Rights Agreement (the "Registration Rights Agreement"), dated as of August 7, 2002, and delivered it to the Escrow Agent to be held in escrow pursuant to the terms of the Escrow Agreement. The Registration Rights Agreement grants certain piggyback registration rights to HEM II.

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         WHEREAS, all of the parties hereto entered into a Modification of Loan and Convertible Debenture Purchase Agreements and Related Transaction Documents dated as of November 14, 2002 (the "Loan Modification Agreement") pursuant to which, among other things: (a) the Company and HEM I agreed to certain prepayments of the Promissory Note and the 504 Debenture, so that the aggregate outstanding principal balance of the Promissory Note and the 504 Debenture is one million one hundred ten thousand dollars ($1,110,000) as of the date hereof,
(b) the Termination Warrant and the Registration Rights Agreement were delivered to HEM II, HEM II exercised the Termination Warrants and received five hundred thousand (500,000) shares of common stock of the Company (the "Warrant Shares") and HEM II delivered the Warrant Shares to the Escrow Agent to be held in escrow, and (c) HEM I delivered two hundred forty one thousand (241,000) shares of common stock of the Company (the "HEM I Shares") owned by HEM I to the Escrow Agent to be held in escrow.

         WHEREAS, the Company, HEM I, HEM II and Escrow Agent desire to modify the terms of the Loan Agreement, Promissory Note, 504 Purchase Agreement, 504 Debenture and the Loan Modification Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company , HEM I, HEM II and Escrow Agent agree as follows:

         1. Certain Definitions. Capitalized terms used in this Agreement and
            -------------------
not defined herein shall have the meanings ascribed to them in the 504 Purchase Agreement, PIPE Purchase Agreement and the Loan Modification Agreement, as the context requires.

         2. Adjustments to Promissory Note and 504 Debenture. The Company and
            ------------------------------------------------
HEM I warrant, represent and agree that as of the date hereof the outstanding principal balance of the Promissory Note is five hundred fifty five thousand ($555,000) and the outstanding principal balance of the 504 Debenture is five hundred fifty five thousand ($555,000). In all other respects, the Promissory Note and the 504 Debenture shall remain in full force and effect in accordance with their terms.

         3. Notation on Promissory Note and 504 Debenture. The original executed
            ---------------------------------------------
copy of each of the Promissory Note and the 504 Debenture shall be endorsed with a legend on the face thereof which states as follows: "The terms of payment of this instrument have been modified by an Agreement dated [the date of this Agreement], a copy of which is annexed to this instrument. Any assignee or transferee of this instrument takes it subject to the terms of said Agreement."

         4. Warrant Shares and Registration Rights Agreement. Simultaneously
            ------------------------------------------------
with the execution of this Agreement, the Escrow Agent shall release and deliver the certificates for the Warrant Shares and the Registration Rights Agreement to HEM II.

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         5. HEM I Shares. Simultaneously with the execution of this Agreement,
            -------------
the Escrow Agent shall release and deliver the certificates for the HEM I Shares to HEM I or to its designee.

         6. General. Except as herein specifically provided to the contrary, the
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504 Purchase Agreement, the 504 Debenture, the Loan Agreement, the Promissory
Note and the Loan Modification Agreement shall remain in full force and effect in accordance with their terms.

                         [Signatures on following page]



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         In witness whereof, the undersigned have executed this Agreement as of the day first written above.

Scores Holding Company, Inc.

By: _______________________
Name: _____________________
Title:______________________



Hem Mutual Assurance Fund Limited

By: _______________________
Name: _____________________
Title:______________________



Hem Mutual Assurance, LLC

By: _______________________
Name: _____________________
Title:______________________



Kaplan Gottbetter & Levenson, LLP

By: _______________________
Name: _____________________
Title:______________________





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